UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2005 (September 27, 2005)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal		(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                      Other Events.

As previously disclosed in a Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 15, 2005, John Pasqualoni, President and Chief Executive Officer of Seneca Gaming Corporation (“SGC”), commenced temporary medical leave of absence on August 15, 2005.  On September 27, 2005, Mr. Pasqualoni was released from the hospital after undergoing surgery.  Mr. Pasqualoni is expected to make a full recovery and return to his duties as President and Chief Executive Officer in November 2005. During Mr. Pasqualoni’s absence, Joseph D’Amato, SGC’s Senior Vice President, Finance and Administration, at the direction of the board of directors of SGC, is serving as officer in charge of SGC’s operations and has assumed the responsibilities and is performing the functions of Mr. Pasqualoni.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: September 28, 2005	/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel